Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

June 13, 2019

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

Ladies and Gentlemen:

We have acted as legal counsel to Spero Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (File No. 333- 228661) (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement, dated December 3, 2018 (the “Base Prospectus”), and the prospectus supplement to be dated on or about the date hereof and filed by the Company with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Prospectus Supplement relates to the offering by the Company of an aggregate of 465,983 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares are to be sold pursuant to a securities purchase agreement dated June 12, 2019 by and between the Company and an investor named therein (the “Purchase Agreement”), which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with our rending of this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s amended and restated certificate of incorporation and amended and restated bylaws, each as currently in effect; the Purchase Agreement; and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In our examination, we have assumed the genuineness and authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON LONDON LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ June 13, 2019 Page 2

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares have been authorized for issuance and, when the Shares are issued and paid for in accordance with the Purchase Agreement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and to the reference to the firm’s name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.